Exhibit 10.41

TELLABS 401(K) PLAN

(January 1, 2007 Restatement)

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS		1

1.1	PLAN DEFINITIONS	1
1.2	INTERPRETATION	19

ARTICLE II SERVICE		20

2.1	CREDITING OF HOURS OF SERVICE	20
2.2	ELIGIBILITY SERVICE	20
2.3	VESTING SERVICE	20

ARTICLE III ELIGIBILITY		21

3.1	ELIGIBILITY	21
3.2	TRANSFERS OF EMPLOYMENT	21
3.3	REEMPLOYMENT	21
3.4	NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES	21
3.5	PERSONS FROM ACQUIRED EMPLOYERS	21
3.6	LEAVES OF ABSENCE	22
3.7	QUALIFIED MILITARY SERVICE	22
3.8	EFFECT AND DURATION	22

ARTICLE IV TAX-DEFERRED CONTRIBUTIONS		23

4.1	TAX-DEFERRED CONTRIBUTIONS	23
4.2	AMOUNT OF TAX-DEFERRED CONTRIBUTIONS	23
4.3	AMENDMENTS TO REDUCTION AUTHORIZATION	24
4.4	SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS	24
4.5	RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS	24
4.6	DELIVERY OF TAX-DEFERRED CONTRIBUTIONS	24
4.7	VESTING OF TAX-DEFERRED CONTRIBUTIONS	25

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		26

5.1	AFTER-TAX CONTRIBUTIONS	26
5.2	ROLLOVER CONTRIBUTIONS	26
5.3	VESTING OF AFTER-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	26

ARTICLE VI EMPLOYER CONTRIBUTIONS		27

6.1	EMPLOYER CONTRIBUTIONS	27
6.2	CONTRIBUTION PERIOD	27
6.3	DISCRETIONARY CONTRIBUTIONS	27
6.4	ALLOCATION OF DISCRETIONARY CONTRIBUTIONS	27
6.5	QUALIFIED NONELECTIVE CONTRIBUTIONS	28
6.6	ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS	28

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6.7	AMOUNT AND ALLOCATION OF MATCHING CONTRIBUTIONS	28
6.8	TRUE UP MATCHING CONTRIBUTIONS	29
6.9	VERIFICATION OF AMOUNT OF EMPLOYER CONTRIBUTIONS BY THE SPONSOR	29
6.10	PAYMENT OF EMPLOYER CONTRIBUTIONS	29
6.11	ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS	30
6.12	EXCEPTIONS TO ALLOCATION REQUIREMENTS FOR EMPLOYER CONTRIBUTIONS	30
6.13	VESTING OF EMPLOYER CONTRIBUTIONS	30

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		31

7.1	DEFINITIONS	31
7.2	CODE SECTION 402(G) LIMIT	31
7.3	DISTRIBUTION OF EXCESS DEFERRALS	32
7.4	LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES	32
7.5	DETERMINATION AND ALLOCATION OF EXCESS TAX-DEFERRED CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES	34
7.6	DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS	35
7.7	LIMITATION ON MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES	35
7.8	DETERMINATION AND ALLOCATION OF EXCESS MATCHING CONTRIBUTIONS AMONG HIGHLY COMPENSATED EMPLOYEES	37
7.9	DISTRIBUTION OF EXCESS CONTRIBUTIONS	38
7.10	TREATMENT OF FORFEITED MATCHING CONTRIBUTIONS	38
7.11	DETERMINATION OF INCOME OR LOSS	38
7.12	DEEMED SATISFACTION OF THE LIMITATIONS ON TAX-DEFERRED CONTRIBUTIONS AND MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES	39
7.13	NOTICE REQUIREMENTS FOR MATCHING CONTRIBUTIONS	39
7.14	CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND FORFEITURES	40
7.15	APPLICATION OF CODE SECTION 415 LIMITATIONS WHERE PARTICIPANT IS COVERED UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN	41
7.16	SCOPE OF LIMITATIONS	41

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		42

8.1	GENERAL FUND	42
8.2	INVESTMENT FUNDS	42
8.3	LOAN INVESTMENT FUND	42
8.4	INCOME ON TRUST	42
8.5	ACCOUNTS	43
8.6	SUB-ACCOUNTS	43

ARTICLE IX LIFE INSURANCE CONTRACTS		44

9.1	NO LIFE INSURANCE CONTRACTS	44

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		45

10.1	FUTURE CONTRIBUTION INVESTMENT ELECTIONS	45
10.2	DEPOSIT OF CONTRIBUTIONS	45
10.3	ELECTION TO TRANSFER BETWEEN FUNDS	45
10.4	VOTING AND TENDERING COMPANY STOCK	46

ARTICLE XI CREDITING AND VALUING ACCOUNTS		48

11.1	CREDITING ACCOUNTS	48
11.2	VALUING ACCOUNTS	48
11.3	PLAN VALUATION PROCEDURES	48
11.4	NOTIFICATION	49

ARTICLE XII LOANS		50

12.1	APPLICATION FOR LOAN	50
12.2	REDUCTION OF ACCOUNT UPON DISTRIBUTION	50
12.3	REQUIREMENTS TO PREVENT A TAXABLE DISTRIBUTION	51
12.4	ADMINISTRATION OF LOAN INVESTMENT FUND	53
12.5	DEFAULT	53
12.6	DEEMED DISTRIBUTION UNDER CODE SECTION 72(P)	54
12.7	TREATMENT OF OUTSTANDING BALANCE OF LOAN DEEMED DISTRIBUTED UNDER CODE SECTION 72(P)	54
12.8	SPECIAL RULES APPLICABLE TO LOANS	55
12.9	LOANS GRANTED PRIOR TO AMENDMENT	55

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		56

13.1	AGE 59 1/2 WITHDRAWALS	56
13.2	OVERALL LIMITATIONS ON IN-SERVICE WITHDRAWALS	56
13.3	HARDSHIP WITHDRAWALS	56
13.4	HARDSHIP DETERMINATION	57
13.5	SATISFACTION OF NECESSITY REQUIREMENT FOR HARDSHIP WITHDRAWALS	58
13.6	CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS	58
13.7	ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS	59

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		60

14.1	TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE	60

ARTICLE XV DISTRIBUTIONS		61

15.1	DISTRIBUTIONS TO PARTICIPANTS	61
15.2	DISTRIBUTIONS TO BENEFICIARIES	61
15.3	CASH OUTS AND PARTICIPANT CONSENT	62
15.4	REQUIRED COMMENCEMENT OF DISTRIBUTION	62
15.5	REEMPLOYMENT OF A PARTICIPANT	63
15.6	RESTRICTIONS ON ALIENATION	63

15.7	FACILITY OF PAYMENT	63
15.8	INABILITY TO LOCATE PAYEE	63
15.9	DISTRIBUTION PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS	64

ARTICLE XVI FORM OF PAYMENT		65

16.1	APPLICABILITY	65
16.2	FORM OF PAYMENT	65
16.3	DIRECT ROLLOVER	65
16.4	NOTICE REGARDING FORM OF PAYMENT	66
16.5	DISTRIBUTION IN THE FORM OF COMPANY STOCK	66

ARTICLE XVII BENEFICIARIES		67

17.1	DESIGNATION OF BENEFICIARY	67
17.2	SPOUSAL CONSENT REQUIREMENTS	67

ARTICLE XVIII ADMINISTRATION		68

18.1	POWERS AND DUTIES OF ADMINISTRATIVE COMMITTEE	68
18.2	POWERS AND DUTIES OF INVESTMENT COMMITTEE	69
18.3	DISCRETIONARY AUTHORITY	70
18.4	ACTION OF THE SPONSOR	70
18.5	CLAIMS REVIEW PROCEDURE	70
18.6	QUALIFIED DOMESTIC RELATIONS ORDERS	71
18.7	INDEMNIFICATION	72
18.8	ACTIONS BINDING	72

ARTICLE XIX AMENDMENT AND TERMINATION		73

19.1	AMENDMENT	73
19.2	LIMITATION ON AMENDMENT	73
19.3	TERMINATION	73
19.4	REORGANIZATION	74
19.5	WITHDRAWAL OF AN EMPLOYER	75

ARTICLE XX ADOPTION BY OTHER ENTITIES		76

20.1	ADOPTION BY RELATED COMPANIES	76
20.2	EFFECTIVE PLAN PROVISIONS	76

ARTICLE XXI MISCELLANEOUS PROVISIONS		77

21.1	NO COMMITMENT AS TO EMPLOYMENT	77
21.2	BENEFITS	77
21.3	NO GUARANTEES	77
21.4	EXPENSES	77
21.5	PRECEDENT	77
21.6	DUTY TO FURNISH INFORMATION	77
21.7	MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS	78
21.8	BACK PAY AWARDS	78

21.9	CONDITION ON EMPLOYER CONTRIBUTIONS	78
21.10	RETURN OF CONTRIBUTIONS TO AN EMPLOYER	79
21.11	VALIDITY OF PLAN	79
21.12	TRUST AGREEMENT	79
21.13	PARTIES BOUND	79
21.14	APPLICATION OF CERTAIN PLAN PROVISIONS	79
21.15	MERGED PLANS	80
21.16	TRANSFERRED FUNDS	80
21.17	VETERANS REEMPLOYMENT RIGHTS	80
21.18	DELIVERY OF CASH AMOUNTS	80
21.19	WRITTEN COMMUNICATIONS	80

ARTICLE XXII TOP-HEAVY PROVISIONS		82

22.1	DEFINITIONS	82
22.2	APPLICABILITY	82
22.3	MINIMUM EMPLOYER CONTRIBUTION	82

ADDENDUM TELLABS 401(K) PLAN		84

A.1	APPLICABILITY	84
A.2	DEFINITIONS	84
A.3	NORMAL FORM OF PAYMENT	85
A.4	CHANGE OF ELECTION	85
A.5	AUTOMATIC ANNUITY REQUIREMENTS	85
A.6	QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS	86
A.7	NOTICE REGARDING FORMS OF PAYMENT	86

APPENDIX TO TELLABS 401(K) PLAN		88

SECTION I DEFINITIONS		88

1.1	DEFINITIONS	88

SECTION II GENERAL RULES		89

2.1	EFFECTIVE DATE	89
2.2	PRECEDENCE	89
2.3	REQUIREMENTS OF TREASURY REGULATIONS INCORPORATED	89

SECTION III TIME AND MANNER OF DISTRIBUTION		89

3.1	REQUIRED BEGINNING DATE	89
3.2	DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN	89
3.3	FORMS OF DISTRIBUTION	90

SECTION IV REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME		90

4.1	AMOUNT OF REQUIRED MINIMUM DISTRIBUTION FOR EACH DISTRIBUTION CALENDAR YEAR	90

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4.2	LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF PARTICIPANT'S DEATH	91

SECTION V REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH		91

5.1	DEATH ON OR AFTER DATE DISTRIBUTIONS BEGIN	91
5.2	DEATH BEFORE DATE DISTRIBUTIONS BEGIN	92

PREAMBLE

The Tellabs 401(k) Plan (“Plan”) sponsored by Tellabs Operations, Inc., originally effective as of January 1, 1983 and previously known as the Tellabs Profit Sharing and Savings Plan, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2007. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall not be less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant's Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant's Account as if fully set forth in this amendment and restatement.

Effective as of April 1, 2006 (the “spin-off date”), accounts under the Tellabs Retirement Plan (the “spin-off plan”) that were attributable to money purchase contributions made under the spin-off plan were spun off from the spin-off plan and transferred to and made a part of the Plan. Unless otherwise noted herein, Addendum 1 shall govern the portion of Participants’ Accounts attributable to money purchase contributions.

ARTICLE I

DEFINITIONS

1.1	Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

An “Acquired Employer” means an entity which is acquired by or merged with the Sponsor or a Related Company.

The “Administrative Committee” means the Plan committee with the powers and duties set forth in Article XVIII. The Administrative Committee is the named fiduciary of the Plan.

The “Administrator” means the Administrative Committee.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to January 1, 1994.

An “Alternate Payee” means the person, other than the Participant, designated by a court to receive benefits under the Plan in a Qualified Domestic Relations Order as further described in Section 15.9 (Qualified Domestic Relations Order).

The “Annual Addition”, as used in Article VII, with respect to a Participant for a Limitation Year means the sum of the Tax-Deferred Contributions and Employer Contributions allocated to his Account for the Limitation Year (including any Excess Contributions that are distributed pursuant to Article VII), the employer contributions, Employee Contributions, and forfeitures allocated to his accounts for the Limitation Year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the Limitation Year.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's “Benefit Payment Date” means (i) if a Participant has a Money Purchase Contribution Sub-Account payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable from the Money Purchase Contribution Sub-Account or (ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time and regulations promulgated thereunder. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Company” means Tellabs, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

The “Company Stock” means the common stock, $.01 par value per share of Tellabs, Inc., or any other equity securities of the Company designated by the Investment Committee.

The “Compensation” of a Participant for any period means his wages, salaries, fees for professional service, and all other amounts received for personal services actually rendered in the course of employment with an Employer paid to him for such period for services as an Employee, including (i) amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent that they are includible in the gross income of the Participant, and (ii) the amount includible in the gross income of the Participant upon making the election described in Code Section 83(b) with respect to property transferred to the Participant by the Employer.

Notwithstanding the foregoing, Compensation shall not include the following:

(a)	contributions made by the Participant's Employer to a plan of deferred compensation to the extent that, before application of the limitations of Code Section 415 to such plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed

(b)	contributions made by the Employer to a simplified employee pension described in Code Section 408(k)

(c)	any distributions from a plan of deferred compensation (except amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Participant)

(d)	amounts received from the exercise of a non-qualified stock option or when restricted stock held by the Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture

(e)	amounts received from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option

(f)	any other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant)

(g)	reimbursements or other expense allowances

(h)	fringe benefits

(i)	all moving expenses

(j)	welfare benefits

(k)	the value of any qualified or non-qualified stock option granted to the Participant by his Employer to the extent such value is includible in the Participant's taxable income

(l)	education expenses

(m)	income from participation in any stock purchase plan

(n)	income from stock awards

(o)	income from the exercise of stock appreciation rights

(p)	dividends on restricted stock

(q)	adjustments to wages for temporary assignments

(r)	ex-pat assignment related expenses

(s)	any other extraordinary remuneration

Notwithstanding the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b), certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions, and any amount that is not included in the Participant's taxable gross income pursuant to Code Section 132(f).

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year, e.g., $225,000 for the 2007 Plan Year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction of the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

The “Contribution Percentage” with respect to an Eligible Participant for a particular Plan Year, as used in Article VII, means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his Test Compensation for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred

Contributions and/or Qualified Nonelective Contributions made to the Plan on an Eligible Participant's behalf for the Plan Year in computing the numerator of such Eligible Participant's Contribution Percentage. Notwithstanding the foregoing, any Tax-Deferred Contributions and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Participant's Deferral Percentage may not be included in determining the numerator of his Contribution Percentage.

Notwithstanding the foregoing, the following special rules apply for any Plan Year in which the limitations on Tax-Deferred Contributions described in Section 7.4 are deemed satisfied, as provided in Section 7.13:

(a)	Tax-Deferred Contributions and Matching Contributions that are required to satisfy the requirements of Code Section 401(k)(12)(B) shall not be included in determining the numerator of an Eligible Participant's Contribution Percentage for such Plan Year.

(b)	If the limitations on Matching Contributions described in Section 7.7 are also deemed satisfied for the Plan Year, as provided in Section 7.13, the Sponsor may elect to exclude Matching Contributions made on an Eligible Participant's behalf for the Plan Year in determining the numerator of the Eligible Participant's Contribution Percentage for such Plan Year.

(c)	If the limitations on Matching Contributions described in Section 7.7 are not deemed satisfied for the Plan Year, the Sponsor may only elect to exclude Matching Contributions made on an Eligible Participant's behalf for the Plan Year in an amount up to four percent of the Eligible Participant's Test Compensation for the Plan Year in determining the numerator of the Eligible Participant's Contribution Percentage for such Plan Year.

Contributions made on an Eligible Participant's behalf for a Plan Year shall be included in determining his Contribution Percentage for such Plan Year only if the contributions are allocated to the Eligible Participant's Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the Testing Year means the Plan Year preceding the Plan Year for which the limitation on Matching Contributions described in Section 7.7 is being determined, contributions included for purposes of determining the Contribution Percentage for the Testing Year of an Eligible Participant who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined. The determination of an Eligible Participant's Contribution Percentage shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Effective for Plan Years beginning on or after January 1, 1999, if an Employer elects to change from the current year testing method to the prior year testing method, Tax-Deferred Contributions that were included in computing the numerator of an Eligible Participant's Contribution Percentage under the current year testing method for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective and Qualified Nonelective Contributions that were included in computing the numerator of an Eligible Participant's Contribution Percentage or Deferral Percentage under the current year testing method for such immediately preceding Plan Year shall not be included in computing the numerator of a non-Highly Compensated Employee's Contribution Percentage under the prior year testing method for such immediately preceding Plan Year.

A “Contribution Period” means the periods specified in Article VI for which Employer Contributions shall be made.

The “Deferral Percentage” with respect to an Eligible Employee for a particular Plan Year, as used in Article VII, means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his Test Compensation for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Nonelective Contributions made to the Plan on the Eligible Employee's behalf for the Plan Year in computing the numerator of such Eligible Employee's Deferral Percentage. Notwithstanding the foregoing, any Tax-Deferred Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee's Contribution Percentage may not be included in determining the numerator of his Deferral Percentage.

Contributions made on an Eligible Employee's behalf for a Plan Year shall be included in determining his Deferral Percentage for such Plan Year only if they meet the following requirements:

(a)	Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee's deferral election, have been received by the Eligible Employee during such Plan Year.

(b)	The contributions must be allocated to the Eligible Employee's Account as of a date within such Plan Year.

(c)	The contributions must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.

For Plan Years in which the Testing Year means the Plan Year preceding the Plan Year for which the limitation on Tax-Deferred Contributions described in Section 7.4 is being determined, Qualified Nonelective Contributions included for purposes of determining the Deferral Percentage of an Eligible Employee who is not a Highly Compensated Employee must be made before the last day of the Plan Year for which the limitation is being determined.

The determination of an Eligible Employee’s Deferral Percentage shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

The “Determination Date”, as used in Article XXII, with respect to any Plan Year means the last day of the preceding Plan Year, except that the Determination Date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

“Disabled” a Participant shall be considered Disabled only if he is eligible to receive a benefit under his employer’s long-term disability plan.

A “Discretionary Contribution” means any Employer Contribution made to the Plan at the discretion of the Sponsor’s Board of Directors after June 30, 2003, in accordance with the provisions of Sections 6.2 and 6.3.

An “Elective Contribution” as used in Article VII means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to participate in the Plan.

An “Eligible Participant”, as used in Article VII, means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining Contribution Percentages), or to participate in the allocation of Matching Contributions.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An “Employee” means any individual who is classified in accordance with the records of an Employer as an employee of the Employer other than the following:

(a)	any individual who is employed as an intern

(b)	any Limited Term Employee, as defined below

(c)	any individual who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan

(d)	a nonresident alien who does not receive United States source income

(e)	any Leased Employee, as defined below

For purposes of this definition, a “Limited Term Employee” means any employee whose employment is on a temporary basis and who is classified as a limited term employee or a co-op employee in accordance with the records of his Employer. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor, unless and until the Employer extends coverage to such individual.

Notwithstanding any other provision of the Plan to the contrary, a Leased Employee working for an Employer or a Related Company (other than an “excludable leased employee”) shall be considered an employee of such Employer or Related Company for purposes of Code Sections 401(a)(3), (4), (7) and (16), and 408 (k), 410, 411, 415, and 416, but shall not be considered an Employee eligible to participate in the Plan.

A “Leased Employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any “leased employee” of the “recipient” who is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b), (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” (other than employees who perform substantially all of their services for the “leasing organization” or whose compensation from the “leasing organization” in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that “leased employees” do not constitute more than 20 percent of the “recipient's” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a “leased employee” by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

An “Employee Contribution”, as used in Article VII, means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Company.

An “Employer” means the Sponsor and any Related Entity which has adopted the Plan as may be provided under Article XX.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An “Enrollment Date” means each business day of the Plan Year.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and regulations promulgated thereunder. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

An “Excess Contribution”, as used in Article VII, means any contribution made to the Plan on behalf of a Participant that exceeds one of the limitations described in this Article.

An “Excess Deferral”, as used in Article VII, with respect to a Participant means that portion of a Participant's Tax-Deferred Contributions for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

The “Gap Period”, as used in Article VII, means the period between the close of the Plan Year in which Excess Contributions were made and the date the contributions are distributed.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Employee or former Employee who is a “highly compensated active employee” or a “highly compensated former employee” as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “Look Back Year” or (ii) received “Total Compensation” from the Employers and Related Companies during the “Look Back Year” in excess of $80,000, $100,000 for the 2007 Plan Year (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)) and was in the top paid group of employees for the “Look Back Year”. An Employee is in the top paid group of employees if he is in the top 20 percent of the employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the “Look Back Year”.

A “highly compensated former employee” includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a “highly compensated active employee” for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(a)	An employee's “Total Compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(b)	The “Look Back Year” means the 12-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to a Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The “Investment Committee” means the Plan committee with the powers and duties set forth in Article XVIII.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A “Key Employee”, as used in Article XXII, means any Employee or former Employee who is a Key Employee pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

A “Limitation Year”, as used in Article VI, means the Plan Year.

A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant's Tax-Deferred Contributions as provided in Article VI.

A “Money Purchase Contribution” means any employer contribution made to the Tellabs Retirement Plan, other than for Retiree Medical Contributions that was spun off and transferred to the Plan effective April 1, 2006. All Money Purchase Contributions were made prior to July 1, 2003.

A “Non-key Employee”, as used in Article XXII, means any Employee who is not a Key Employee.

The “Normal Retirement Date” of an employee means the date he attains age 65.

A “Participant” means any Employee or former Employee who has an Account in the Trust.

A “Permissive Aggregation Group”, as used in Article XXII, means those plans included in each Employer's Required Aggregation Group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

The “Plan” means the Tellabs 401(k) Plan, as from time to time in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Prior Employer Contribution” means any employer contribution (excluding elective deferrals, as defined in Section 7.1) made to one of the following plans prior to its merger into the Plan: (i) the Coherent Communications Systems Corporation Savings Incentive Plan; (ii) the Ocular Networks, Inc. 401(k) Plan; (iii) the Salix Technologies, Inc. 401(k) Plan; (iv) Vivace Networks Inc. 401(k) Retirement plan, (v) Advanced Fibre Communications 401(k) Savings plan and (vi) Vinci Systems, Inc. 401(k) Profit Sharing Plan.

A “Profit-Sharing Contribution” means the Profit Sharing Contribution made to the Plan prior to July 1, 2003 in accordance with provisions of the Plan that are no longer in effect.

The “QNEC Limit”, as used in Article VII, means the product of an Eligible Employee's Test Compensation for the Plan Year multiplied by the greater of 5% or two times the Plan's “representative contribution rate”. If the Plan provides for Matching

Contributions and/or After-Tax Contributions, the QNEC Limit will be applied separately in allocating Qualified Nonelective Contributions that may be included in calculating an Eligible Employee's Deferral Percentage and his Contribution Percentage.

The Plan's “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year, whichever results in the greater amount.

An Eligible Employee's “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included in calculating his Deferral Percentage means (i) the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his Contribution Percentage for the Plan Year) (ii) divided by the Eligible Employee's Test Compensation for the Plan Year. An Eligible Employee's “applicable contribution rate” for purposes of allocating Qualified Nonelective Contributions that may be included in calculating his Contribution Percentage means (i) the sum of the Eligible Employee's Matching Contributions included in calculating his Contribution Percentage for the Plan Year and the Qualified Nonelective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Nonelective Contributions that are included in calculating his Deferral Percentage for the Plan Year) (ii) divided by the Eligible Employee's Test Compensation for the Plan Year.

A “Qualified Domestic Relations Order” means any domestic relations order that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of Participant’s benefits payable hereunder and meets the requirements of Code Section 414(p).

A “Qualified Joint and Survivor Annuity” means, for a married Participant with a Money Purchase Contribution Sub-Account, an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable (i) for the life of a Participant, if the Participant is not married, or (ii) for the life of a Participant with a survivor annuity payable for the life of the Participant's spouse that is equal to 50 percent, of the amount of the annuity payable during the joint lives of the Participant and his spouse, if the Participant is married. No survivor annuity shall be payable to the Participant's spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom the Participant was married on his Benefit Payment Date. The Qualified Joint and Survivor Annuity shall be the actuarial equivalent of a Participant’s vested Money Purchase Contribution Sub-Account balance.

A “Qualified Nonelective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is allocated to an Eligible Employee's account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k) and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.

A “Qualified Preretirement Survivor Annuity” means an annuity for a Participant with a Money Purchase Contribution Sub-Account payable for the life of a Participant's surviving spouse if the Participant dies prior to his Benefit Payment Date.

A “Related Company” means any corporation or business, other than an Employer, which is a member of the same Control Group as that is defined under Code Section 414.

A “Required Aggregation Group”, as used in Article XXII, means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant Determination Date.

A Participant's “Required Beginning Date” means the following:

(a)

for a Participant who is not a “Five Percent Owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70  1/2 or (ii) Settlement Date.

(b)	for a Participant who is a “Five Percent Owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “Five Percent Owner” if he is a five percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70  1/2. The Required Beginning Date of a Participant who is a “Five Percent Owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

“Service” means the period credited to an Eligible Employee or Participant for purposes of determining the level of a Participant’s nonforfeitable benefits under the Tellabs Retirement Program. A Participant’s or Eligible Employee’s Service shall be the period beginning on his Employment Commencement Date (or Re-employment Commencement Date, if applicable) and ending on his Termination Date, computed in accordance with the following rules:

(a)	Special Definitions.

(i)	“Employment Commencement Date” means the date an employee first performs an Hour of Service.

(ii)	“Termination Date” means the earlier of:

(A)	The date on which an employee quits, retires, is discharged or dies; or

(B)	The first anniversary of the first day of a period in which an employee remains absent from service (with or without pay) for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff, except that this clause (B) shall not apply to an employee on leave of absence for service in the United States armed forces or the Family and Medical Leave Act of 1993.

(iii)	“Re-employment Commencement Date” means the date on which an employee first performs an Hour of Service following a Period of Severance.

(iv)	“Period of Severance” means the period beginning on an employee’s Termination Date and ending on his Re-employment Commencement Date.

(v)	“Year of Service” means each full year (on the basis that 365 days equal a full year) in the employee’s period of Service.

(b)	Aggregation Rule. All of an employee’s periods of Service with any Affiliate shall be aggregated on the basis that 365 days equal a full year, except that if an employee has a Period of Severance of five years or more:

(i)	The prior period of Service shall be disregarded unless (A) his Retirement Account was nonforfeitable at the time the Period of Severance began or (B) the Period of Severance is less than the prior period of Service, and

(ii)	Any period of Service after such Period of Severance shall be disregarded in determining the vested percentage of his Retirement Account which accrued before the Period of Severance.

(c)	Service Spanning Rule. If an employee’s Re-employment Commencement Date occurs within 12 months after his Termination Date, his Service shall include the intervening Period of Severance.

(d)	Service with Predecessor and Related Employers. An employee’s period of service,

(i)	with another employer before the acquisition of that employer’s business by the Employer shall, to the extent provided in the agreement pertaining to such acquisition or as approved by the Board of Directors, be included in his Service to the same extent as if such service was performed for the Employer, provided however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder; and

(ii)	with any employer while such employer is an Affiliate shall be included in his Service to the same extent as if such service was performed for the Employer, provided however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder.

(e)	Recognition of Services under Salix Plan and Coherent Plan. Solely with respect to former Salix Participants, Coherent Participants and Ocular Participants, each such Participant’s period of service shall include such period or periods of employment previously credited to that Participant under the Salix Plan, Coherent Plan or Ocular Plan, as applicable; provided, however, that in no event shall any service prior to January 6, 1975 be deemed Service hereunder.

The “Settlement Date” of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XIV because he is no longer an Employee due to separation from service for any reason, voluntary or involuntary.

A “Single Life Annuity” means an annuity payable for the life of a Participant who has Money Purchase Contribution Sub-Account. Such annuity shall have an actuarial value equal to at least the balance of such Participant’s Money Purchase Contribution Sub-Account.

The “Sponsor” means Tellabs Operations, Inc., its predecessor, or any successor thereto which acquires substantially all of its assets.

A “Sub-Account” means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

A “Super Top-heavy Group”, as used in Article XXII, with respect to a particular Plan Year means a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a “Super Top-heavy Group” under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition.

A “Super Top-heavy Plan”, as used in Article XXII, with respect to a particular Plan Year means a plan that, as of the Determination Date, would qualify as a Top-heavy Plan under the definition in this Section with “90 percent” substituted for “60 percent” each place where “60 percent” appears in the definition. A plan is also a “Super Top-heavy Plan” if it is part of a Super Top-heavy Group.

A “Tax-Deferred Contribution” means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with Article IV.

The “Tellabs Stock Fund” is the Fund described in Section 8.2.

The “Test Compensation” of an Eligible Employee or Eligible Participant for a Plan Year, as used in Article VII, means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to Test Compensation of an Employee attributable to periods of time when he is an Eligible Employee or Eligible Participant. If the Test Compensation of an Eligible Employee or Eligible Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or Eligible Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction of the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or Eligible Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

The “Testing Year”, as used in Article VII, means the Plan Year for which the limitations on Deferral Percentages and Contribution Percentages of Highly Compensated Employees are being determined.

For Plan Years prior to the effective date of this amendment and restatement, the limitations on Deferral Percentages and Contribution Percentages of Highly Compensated Employees were determined using the Plan Year immediately preceding the Plan Year for which the limitations were being determined as the Testing Year. The prior Plan Year was the Testing Year for the following Plan Year(s): prior to 2004.

The “Top heavy Compensation” of an employee, as used in Article XXII, means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the Top Heavy compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Top Heavy compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual Top Heavy compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual Top Heavy compensation limitation in effect for the Plan Year by a fraction of the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is “required” for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Top Heavy compensation for a period of at least 12 months.

A “Top-heavy Group”, as used in Article XXII, with respect to a particular Plan Year means a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

A “Top-heavy Plan”, as used in Article XXII, with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the Determination Date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of Key Employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the Determination Date, (ii), in the case of a defined benefit plan, a plan for which, as of the Determination Date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than Key Employees) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the Determination Date, and (iii) any plan (including any simplified employee pension plan) included in a Required Aggregation Group that is a Top-heavy Group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the Determination Date shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a Required or Permissive Aggregation Group. A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a Required or Permissive Aggregation Group that is not a Top-heavy Group, such plan shall not be a Top-heavy Plan.

A “True Up Matching Contribution” means any Matching Contribution made to the Plan for a Plan Year that when aggregated with the Matching Contributions made on a Participant's behalf for the Plan Year will provide Matching Contributions at the maximum rate specified in the Plan taking into account the Participant's Tax-Deferred Contributions and Compensation for the full Plan Year.

The “Trust” means the trust established under the direction of the Investment Committee including without limitation custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The “Trustee” means the trustee or any successor trustee designated by the Investment Committee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means the date or dates the market is open designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once quarterly. The “valuation date” with respect to any Determination Date as used in Article XXII means the most recent Valuation Date occurring within the 12-month period ending on the Determination Date.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II

SERVICE

2.1	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or any Related Company. Hours of Service shall not be credited for employment with a corporation or business prior to January 6, 1975.

2.2	Eligibility Service

Because there are no Eligibility Service requirements to participate in the Plan, there shall be no Eligibility Service credited under the Plan.

2.3	Vesting Service

Because contributions to the Plan are always 100 percent vested, there shall be no Vesting Service credited under the Plan.

ARTICLE III

ELIGIBILITY

3.1	Eligibility

Each person who was a Participant on March 31, 2006 shall continue as such under this restatement and amendment, subject to the provisions of the Plan.

Each Employee who was an Eligible Employee immediately prior to January 1, 2007 shall continue to be an Eligible Employee on January 1, 2007. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has attained age 18. A person who has already attained age 18 prior to becoming an Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date he becomes an Employee.

3.2	Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Persons from Acquired Employers

Persons who become Employees because they are employed by Acquired Employers will become Eligible Employees on the later of (a) the date indicated in the acquisition agreement or (b) the date designated by the Administrator.

3.6	Leaves of Absence

An employee shall be credited with 45 Hours of Service for each full week the employee is on a leave of absence, including, but not limited to a leave of absence required to be recognized under the provisions of the Retirement Equity Act of 1984 or the Family and Medical Leave Act of 1993, if he is not otherwise credited with such Hours of Service, provided that other than with respect to a leave of absence for service in the United States armed forces, not more than 501 Hours of Service shall be credited with respect to any continuous period of leave of absence. Any leave of absence under this Section 3.6 must be granted in writing and pursuant to the Employer’s established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

3.7	Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, effective on and after December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

3.8	Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1	Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided on any Enrollment Date. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf to such Eligible Employee’s Tax-Deferred Contributions Sub-Account. An Eligible Employee who elects to have Tax-Deferred Contributions made to the Plan may change his election by amending his reduction authorization as prescribed in Section 4.3 of this Article IV on any Enrollment Date. An Eligible Employee is responsible for verifying the Tax Deferred Contributions made (or not made) by the Employer are consistent with his contribution election.

Tax-Deferred Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable on or after the Enrollment Date on which his election is effective.

4.2	Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than 1 percent nor more than 50 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization until he meets the compensation limit in Code Sections 401(a)(17)(B) and 415(d) ($225,000 for the 2007 Plan Year); or dollar limitation in effect under Code Section 402(g) for such Plan Year ($15,500 for the 2007 Plan Year). If an Eligible Employee’s Tax-Deferred Contribution is stopped as a result of meeting such dollar limit, his Tax-Deferred Contributions will resume at the same elected percentage as of the first payroll period of the next Plan Year. In no event shall an Eligible Employee’s Tax-Deferred Contributions during any Plan Year exceed the dollar limitation in effect under the Section 402(g) for such Plan Year as established at the beginning of such Plan Year.

Contributions made under Section 1.1 (Qualified Military Service) shall be subject to such limitation for the year to which they relate instead of the year they are actually made

4.3	Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions on any Enrollment Date. An Eligible Employee may amend his reduction authorization on any Enrollment Date. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee as soon as administratively practicable after the date such amendment is received by Administrator, until otherwise altered or terminated in accordance with the Plan.

4.4	Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by submitting a reduction authorization changing his contribution election to zero on any Enrollment Date. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee as soon as administratively practicable after the Administrator’s receipt of such reduction authorization and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5	Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect to have such contributions resumed by submitting a reduction authorization changing his contribution election. An Eligible Employee may make such election on any Enrollment Date. Any new election shall take effect commencing with Compensation paid to such Eligible Employee as soon as administratively practicable after the Administrator’s receipt of such reduction authorization.

4.6	Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts to such Eligible Employee’s Tax-Deferred Contributions Sub-Account.

In no event shall an Employer deliver Tax-Deferred Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Tax-Deferred Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.7	Vesting of Tax-Deferred Contributions

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	After-Tax Contributions

Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, the Plan includes assets attributable to After-Tax Contributions made to the Plan prior to January 1, 1994. Such past After-Tax Contributions will be in an Eligible Employee’s After-Tax Contributions Sub-Account.

5.2	Rollover Contributions

An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects to roll over immediately to a qualified retirement plan may elect to make a Rollover Contribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount. If the Employee received a cash distribution that he is rolling over, such delivery must be made within 60 days of receipt of the distribution from the plan in the manner prescribed by the Administrator. Any Rollover permitted under the provisions of this Section will be held in an Eligible Employee’s Rollover Contributions Sub-Account. If the Administrator determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact meet the requirements for a Rollover set forth in the Plan, the amount of such Rollover Contribution and any earnings thereon shall be returned to the Employee.

5.3	Vesting of After-Tax Contributions and Rollover Contributions

A Participant's vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1	Employer Contributions

Subject to the right reserved to the Sponsor to alter, amend or discontinue this Plan and the Trust, Each Employer shall for each Plan Year contribute to the Trust fund an amount equal to the sum of:

(a)	The Tax-Deferred Contribution for each Eligible Employee who elects to defer;

(b)	The Matching Contribution for each Eligible Employee who elects to defer;

(c)	The Discretionary Contribution (if approved by the Board of Directors) and

(d)	Qualified Nonelective Contributions (if necessary).

6.2	Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)	The Contribution Period for Matching Contributions is each payroll period.

(b)	The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for purposes of allocating Discretionary Contributions under the Plan is each Plan Year.

6.3	Discretionary Contributions

Each Plan Year an Employer may, in its discretion, make a Discretionary Contribution to the Plan for the Contribution Period in a percentage of Compensation determined by the Board of Directors of the Sponsor, if any.

6.4	Allocation of Discretionary Contributions

Any Discretionary Contribution made by an Employer for a Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Discretionary Contributions described in this Article. Each Eligible Employee shall receive the designated percentage of Compensation approved by the Sponsor’s Board of Directors.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during a Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the Eligible Employee's allocable share of any Discretionary Contribution made for the Contribution Period.

An Employer may designate any portion or all of its Discretionary Contributions as a Qualified Nonelective Contribution; provided, however, that in no event shall the amount designated as a Qualified Nonelective Contribution hereunder, when combined with any separate Qualified Nonelective Contribution made under the terms of the Plan, exceed the QNEC Limit defined in Section 1.1. Amounts that are designated as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.5	Qualified Nonelective Contributions

Each Employer may, in its discretion, make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Administrator.

6.6	Allocation of Qualified Nonelective Contributions

Any discretionary Qualified Nonelective Contribution made by an Employer for the Contribution Period shall be allocated among its Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described below. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be a percentage, which need not be uniform with respect to each such Eligible Employee, of his Test Compensation for the Contribution Period. The Employer may designate those Eligible Employees on whose behalf it will make a Qualified Nonelective Contribution. In no event shall the allocable share of an Eligible Employee in the Qualified Nonelective Contribution exceed the QNEC Limit described in Section 1.1.

An individual shall be eligible to receive an allocation of Qualified Nonelective Contributions hereunder if he is an Eligible Employee during the Plan Year and he is not a Highly Compensated Employee for the Plan Year.

6.7	Amount and Allocation of Matching Contributions

Each Employer shall make a Matching Contribution on behalf of each of its Eligible Employees during the Contribution Period who has made Tax-Deferred Contributions for such Contribution Period. The amount of the Matching Contribution shall be equal to 100 percent of the first 4 percent of the Eligible Employee's Compensation that he contributes to the Plan as Tax-Deferred Contributions.

Notwithstanding any other provision of the Plan to the contrary, Compensation earned by an Eligible Employee during the Contribution Period, but prior to the date on which the Employee first became an Eligible Employee shall be excluded in determining the amount of the Matching Contribution made on behalf of such Eligible Employee.

Also, Matching Contributions shall be made with respect to an Eligible Employee's Catch-Up Contributions (as described in Code Section 414(v) and outlined in the separate EGTRRA Compliance Amendment) to the Plan provided that such Catch-Up Contributions do not exceed the Compensation limitation on Tax-Deferred Contributions matched under the formula.

6.8	True Up Matching Contributions

At the end of a Plan Year, an Employer shall make a True Up Matching Contribution on behalf of each of its Eligible Employees during such Plan Year who has met the allocation requirements for True Up Matching Contributions described in this Article. Such True Up Matching Contribution shall be in the amount which, when aggregated with the Matching Contributions made with respect to Contribution Periods within such Plan Year, will provide the maximum Matching Contribution specified above with respect to the Eligible Employee's Tax-Deferred Contributions and Compensation for the full Plan Year.

6.9	Verification of Amount of Employer Contributions by the Sponsor

The Administrator shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.10	Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year. In no event, however, shall the Matching Contribution with respect to Tax-Deferred Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.11	Allocation Requirements for Employer Contributions

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Discretionary Contributions for such Contribution Period only if he is employed as an Employee on the last day of the Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period and elected to defer into the Plan shall be eligible to receive an allocation of Matching Contributions for such Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period and elected to defer into the Plan shall be eligible to receive an allocation of True Up Matching Contributions for such Contribution Period.

6.12	Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to a person who terminates employment during the Contribution Period on or after his Normal Retirement Date or because of death or Disability.

6.13	Vesting of Employer Contributions

A Participant's vested interest in his Employer Contributions Sub-Account, including his Money Purchase Contributions, his Profit-Sharing Contributions, and his Prior Employer Contributions Sub-Accounts, if any, shall be at all times 100 percent.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1	Definitions

For purposes of this Article VII, the definitions of terms used in this Article are found in Section 1.1.

7.2	Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any Elective Contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with Elective Contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee's Deferral Percentage for the Testing Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of Excess Deferrals

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that Excess Deferrals have been made on his behalf under the Plan for such taxable year, the Excess Deferrals, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant's Deferral Percentage for the Testing Year in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4	Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average Deferral Percentage for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average Deferral Percentage for all other Eligible Employees for the Testing Year; or

(b)	a percentage that is not more than 200 percent of the average Deferral Percentage for all other Eligible Employees for the Testing Year and that is not more than two percentage points higher than the average Deferral Percentage for all other Eligible Employees for the Testing Year, unless the Excess Contributions, determined as provided in Section 7.5, are distributed as provided in Section 7.6.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected Deferral Percentages of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

In determining the Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, Elective Contributions and Qualified Nonelective Contributions, (to the extent that Qualified Nonelective Contributions are taken into account in determining Deferral Percentages) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then Deferral Percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate Deferral Percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate Deferral Percentages aggregating different bargaining units within a bargained plan, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the Qualified Nonelective Contributions taken into account in determining Deferral Percentages for any Plan Year.

Since the Plan provides that Employees are eligible to make Tax-Deferred Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in this Article VII either:

(a)	by comparing the average Deferral Percentage of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average Deferral Percentage for the Testing Year of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

(b)	separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and Eligible Employees who have satisfied such minimum age and service requirements.

The Plan documentation includes ADP testing provisions that are applicable for any Plan Year in which the notice requirements described in Code Section 401(k)(12)(D) are not satisfied. Under no circumstance do the ADP testing provisions relieve an Employer from its obligation to make Matching Contributions in accordance with the terms of the Plan. If ADP testing applies because an Employer did not satisfy the notice requirements, as described in (1) above, the Employer is still obligated to make Matching Contributions in accordance with the Plan provisions.

7.5	Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the Deferral Percentage of Highly Compensated Employees in order of their Deferral Percentages as follows:

(a)	The highest Deferral Percentage(s) shall be reduced to the greater of (1) the maximum Deferral Percentage that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest Deferral Percentage.

(b)	If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing Deferral Percentages of Highly Compensated Employees, continuing with the next highest Deferral Percentage, in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section 7.4 is satisfied.

The determination of the amount of Excess Contributions hereunder shall be made after Tax-Deferred Contributions and Excess Deferrals have been distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the Excess Contributions that have been made to the Plan, the Administrator shall then allocate such excess among Highly Compensated Employees in order of the dollar amount of their Deferral Percentages as follows:

(c)	The contributions included in the Deferral Percentage(s) of the Highly Compensated Employee(s) with the largest dollar amount of Deferral Percentage for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the Deferral Percentage of the Highly Compensated Employee(s) with the next highest dollar amount of Deferral Percentage for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6	Distribution of Excess Tax-Deferred Contributions

Excess Contributions allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2  1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7	Limitation on Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of Eligible Participants who are Highly Compensated Employees may not result in an average Contribution Percentage for such Eligible Participants that exceeds the greater of:

(a)	a percentage that is equal to 125 percent of the average Contribution Percentage for all other Eligible Participants for the Testing Year; or

(b)	a percentage that is not more than 200 percent of the average Contribution Percentage for all other Eligible Participants for the Testing Year and that is not more than two percentage points higher than the average Contribution Percentage for all other Eligible Participants for the Testing Year, unless the Excess Contributions, determined as provided in Section 7.8, are distributed as provided in Section 7.9.

In determining the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year, Matching Contributions, Employee Contributions, Qualified Nonelective Contributions, and Elective Contributions (to the extent that Qualified Nonelective Contributions and Elective Contributions are taken into account in determining Contribution Percentages) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then Contribution Percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate Contribution Percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate Contribution Percentages aggregating different bargaining units within a bargained plan, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the Elective Contributions and/or Qualified Nonelective Contributions taken into account in determining Contribution Percentages for any Plan Year.

Since the Plan provides for Matching Contributions, provides that Employees are eligible for Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1), and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations on After-Tax and Matching Contributions of Highly Compensated Employees described in this Article VII either:

(a)	by comparing the average Contribution Percentage of all Eligible Participants who are Highly Compensated Employees for the Plan Year to the average Contribution Percentage for the Testing Year of those Eligible Participants who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or

(b)	Separately with respect to Eligible Participants who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and Eligible Participants who have satisfied such minimum age and service requirements.

7.8	Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the Contribution Percentage of Highly Compensated Employees in order of their Contribution Percentages as follows:

(a)	The highest Contribution Percentages shall be reduced to the greater of (1) the maximum Contribution Percentage that satisfies the limitation on Matching Contributions described in Section 7.7 or (2) the next highest Contribution Percentage.

(b)	If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing Contribution Percentages of Highly Compensated Employees, continuing with the next highest Contribution Percentage, in the manner provided in paragraph (a) until the limitation on Matching Contributions described in Section 7.7 is satisfied.

The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the Excess Contributions that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching, Tax-Deferred, and Qualified Nonelective Contributions (to the extent such contributions are included in determining Contribution Percentages) allocated to their Accounts as follows:

(c)

The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching, Tax-Deferred, and Qualified Nonelective Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated

Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9	Distribution of Excess Contributions

Excess Contributions allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2  1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

(a)	Matching Contributions included in determining the Highly Compensated Employee's Contribution Percentage shall be distributed.

(b)	Tax-Deferred Contributions included in determining the Highly Compensated Employee's Contribution Percentage shall be distributed.

7.10	Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be applied against the Employer Contribution obligations for any subsequent Contribution Period of the Employer.

7.11	Determination of Income or Loss

The income or loss attributable to Excess Contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year and the Gap Period under the method otherwise used for allocating income or loss to Participants' Accounts.

7.12	Deemed Satisfaction of the Limitations on Tax-Deferred Contributions and Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of this Article to the contrary, for Plan Years in which the Employers satisfy the safe harbor notice requirements described in the following Section, and make the Matching Contribution described in Article VI, the Plan shall be deemed to have satisfied the limitations on Tax-Deferred Contributions of Highly Compensated Employees described in Section 7.4. If the Plan also satisfies the requirements of Code Section 401(m)(11) and regulations issued thereunder, the Plan shall be deemed to have satisfied the limitations on Matching Contributions of Highly Compensated Employees described in Section 7.7. The Plan shall not be deemed to have satisfied the limitations on Matching Contributions of Highly Compensated Employees for any Plan Year if an Employer or a Related Company maintains a plan under which “matching contributions” on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan and such “matching contributions” must be aggregated with Matching Contributions made on behalf of any Highly Compensated Employee under the Plan.

7.13	Notice Requirements for Matching Contributions

For each Plan Year in which an Employer makes a Matching Contribution designated to be a safe harbor matching contribution, as provided under IRS Regulations, on behalf of its Eligible Employees, the Employer shall provide such Eligible Employees a notice describing (i) the formula used for determining Matching Contributions; (ii) any other Employer Contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such Employer Contributions; (iii) the type and amount of Compensation that may be deferred under the Plan as Tax-Deferred Contributions; (iv) how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed; and (v) the withdrawal and vesting provisions applicable to contributions under the Plan. The descriptions required in items (ii) through (v) may be provided by cross references to the relevant section(s) of an up to date summary plan description.

The notice shall be written in a manner calculated to be understood by the average Eligible Employee. The Employer shall provide such notice within one of the following periods, whichever is applicable:

(a)	for an Employee who is an Eligible Employee 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)	for an Employee who becomes an Eligible Employee after that date, within the period beginning 90 days before the date he becomes an Eligible Employee and ending on the date such Employee becomes an Eligible Employee.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee shall have a reasonable period (not fewer than 30 days) following receipt of such notice in which to make or amend his election to have his Employer make Tax-Deferred Contributions to the Plan on his behalf.

7.14	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the Annual Addition with respect to a Participant for a Limitation Year shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the Limitation Year; provided, however, that the limit in clause (i) shall be pro-rated for any short Limitation Year. If the Annual Addition to the Account of a Participant in any Limitation Year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

Tax-Deferred Contributions made on behalf of the Participant for the Limitation Year that have not been matched, if any, shall be reduced.

Tax-Deferred Contributions made on behalf of the Participant for the Limitation Year that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

Discretionary Contributions otherwise allocable to the Participant's Account for the Limitation Year, if any, shall be reduced.

Qualified Nonelective Contributions otherwise allocable to the Participant's Account for the Limitation Year, if any, shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the Limitation Year.

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the Limitation Year and shall be applied against the Employer's contribution obligation for the next following Limitation Year (and succeeding Limitation Years, as necessary). If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute Annual Additions may be made to the Plan.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of Elective Contributions that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.15	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the Annual Addition for the Limitation Year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning or forfeiting, as provided under the applicable defined contribution plan, the contributions last allocated to the Participant's accounts for the Limitation Year under all such defined contribution plans, and, to the extent such contributions are returned to the Participant, the income attributable thereto. If contributions are allocated to the defined contribution plans as of the same date, any excess shall be allocated pro rata among the defined contribution plans. For purposes of determining the order of reduction hereunder, contributions to a simplified employee pension plan described in Code Section 408(k) shall be deemed to have been allocated first and contributions to a welfare benefit fund or individual medical account shall be deemed to have been allocated next, regardless of the date such contributions were actually allocated.

7.16	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1	General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2	Investment Funds

The Investment Committee shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Investment Committee will offer an Investment Fund invested primarily in Company Stock that are publicly traded and are “qualifying employer securities” as defined in ERISA Section 407(d)(5). Any funds invested in Company Stock can be transferred into or out of Company Stock at any time consistent with the Sponsor’s insider trading policy. In no event shall any amounts from a Participant’s Money Purchase Contribution Sub-Account be invested in Company Stock.

8.3	Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5	Accounts

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein and shall include all Sub-Accounts.

8.6	Sub-Accounts

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1	No Life Insurance Contracts

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee's investment election shall specify the percentage in whole numbers, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be implemented as soon as administratively practicable and be effective any day the New York Stock Exchange is open, provided the election is received in a timely manner.

10.2	Deposit of Contributions

All contributions made on a Participant's behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3	Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify either (i) a whole number percentage, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant's transfer election may be implemented effective any day the New York Stock Exchange is open, provided the election is received in a timely manner.

Notwithstanding any other provision of this Section to the contrary, the following shall apply:

(a)	No portion of a Participant's Money Purchase Contributions Sub-Account may be transferred to the Company stock Investment Fund.

(b)	Transfer elections to or from the Company stock Investment Fund (including in-service withdrawals in accordance with Article XIII or liquidation of amounts to fund loans in Accordance with Article XII) made by a Participant who is subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) or who is an “Insider” as designated under the Tellabs Insider Trading Policy shall not be effective except in accordance with the Tellabs Insider Trading Policy unless such transfer election is made at least 6 months following the date of the most recent transfer election made by such Participant under the Plan or any other plan maintained by an Employer that effected a “discretionary transaction” within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act that was an “opposite way” transaction. For this purpose, a transfer into the Company stock Investment Fund (or similar fund under another plan) is an “opposite way” transaction from a transfer or distribution out of the Company stock Investment Fund (or similar fund under another plan), and vice versa.

(c)	The Administrator may prescribe rules required by the Investment Funds or as it otherwise deems appropriate restricting Participants' transfer elections to preclude excessive or abusive trading or market timing.

10.4	Voting and Tendering Company Stock

Each Participant who has an interest in the Company Stock Investment Fund shall have the right to direct the Trustee as to the manner in which voting and other rights will be exercised with respect to the number of shares of Company Stock credited to his Account. The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant who has Company Stock credited to his or her Account under the Company Stock Investment Fund the date and purpose of each meeting of the stockholders of the Company at which Company Stock is entitled to be voted. The Trustee, or the Company if it has furnished the above information, shall request from each Participant instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee) as to the voting at that meeting of Company Stock credited to the Participant’s Account, which instructions shall be kept confidential by the Trustee or tabulating agent and, except as may be required by law, shall not be disclosed to the Sponsor, any subsidiary or any employee thereof. If the Participant furnishes such instructions to the Trustee or its agent within the time specified in the notification, the Trustee shall vote such Company Stock in accordance with the Participant’s instructions. All Company Stock credited to Participant Accounts as to which the Trustee or its agent do not receive instructions as specified above and all unallocated Company Stock held in the Company Stock Investment Fund shall be voted by the Trustee proportionately in the same manner as it votes Company Stock as to which the Trustee or its agents have received voting instructions as specified above. In the event of a tender offer for Company Stock, the Trustee shall not tender any shares of Company Stock in the Company Stock Investment Fund for which it does not receive timely directions to tender such shares from Participants, except in the case where the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.

All materials provided to other shareholders, including proxy solicitation materials and all tender materials, shall be provided to each Participant with an interest in the Company stock Investment Fund.

A Participant's directions to the Trustee hereunder shall be communicated in confidence and shall not be divulged to the Employers or to any officer, director, or employee of the Employers. The Sponsor shall establish procedures to provide and maintain such confidentiality and shall appoint a fiduciary with the responsibility of overseeing such procedures. An independent fiduciary shall be appointed to the extent required under Department of Labor Regulations to maintain such confidentiality.

ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3	Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)

Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

(d)	Expenses, charges and fees will be assessed against each fund as appropriate, as outlined in the prospectus of each fund and/or as outlined any agreement with any fund manager

11.4	Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator or its designee shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

ARTICLE XII

LOANS

12.1	Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Tax-Deferred, Rollover, After-Tax and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts. He may not take a loan from his Money Purchase, Discretionary, Profit-Sharing and Matching Contributions Sub-Accounts. Loans shall be made to Participants in accordance with this Article XII which incorporates all loan guidelines and complies with the requirements of Code Section 72(p).

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of his vested interest in his Tax-Deferred, Rollover, After-Tax and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts determined as of the date as of which the loan is originated in accordance with Plan provisions. The Committee may in its discretion require additional security if deemed appropriate. The Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest of his vested interest in his Tax-Deferred, Rollover, After-Tax and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. Loans shall bear the loan processing fee as the Administrator shall from time to time approve.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.2	Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.3	Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

Unless the Sponsor directs otherwise, the interest rate will be the bank prime rate plus 1% reported by the U.S. Federal Reserve on the last business day of a calendar quarter effective for loans made on and after the first business day of the subsequent quarter. The source for the interest rate will be www. federalreserve. gov or other websites that may provide the same information.

(i)	The interest rate on Participant loans will be declared quarterly; however, the Sponsor reserves the right to change the basis for determining the interest rate prospectively with thirty (30) days notice.

(ii)	These rights will only apply to a loan issued after the change(s) takes effect.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50 percent of the vested portions of the Participant's of his Tax-Deferred, Rollover, After-Tax and Prior Employer Contribution Sub-Accounts to the extent he has such Sub-Accounts and his vested interest under all other plans maintained by an Employer or a Related Company.

(c)	The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

Loan repayments will be made by a deduction from each payroll following issuance of the loan. Repayment will begin as soon as is administratively practicable following issuance of the loan, but no more than 2 months from the date the loan is issued. The Plan Administrator intends to remit repayments by payroll deduction substantially on the 45th calendar day from the loan issuance date.

Should loan repayments not be possible from payroll, payments will be due directly from the Participant by check or similar payment method. Should a Participant not be expected to be able to use payroll repayment or to return promptly to payroll payment, the Plan Administrator may authorize regular payment no less frequently than quarterly on a revised schedule of amount and payment dates calculated to repay the loan with interest in full in substantially equal payments over the remaining original period of the loan.

(d)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (e)), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(e)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:

(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than (1) for loans made prior to January 1, 2004, the last scheduled repayment date under the original amortization schedule extended by the period of such military service and (2) for loans made on or after January 1, 2004, the maximum period otherwise permitted under this Article extended by the period of such military service.

(f)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

12.4	Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5	Default

If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the missed payment was due and the Participant has been provided notice of that payments are late, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.3(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6	Deemed Distribution Under Code Section 72(p)

If a Participant's loan is in default, as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's After-Tax Contributions.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless there is a legally enforceable arrangement among the Participant, the Plan, and the Participant's employer that repayment of such loan shall be made by payroll withholding.

12.7	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).

If allowed by the Plan Administrator and if a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section shall apply with respect to any loan made prior to January 1, 2002, to the extent provided in IRS Regulations Section 1.72(p)-1, Q&A 22.

12.8	Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000, unless the Administrator determines to permit a lesser loan amount due to the Participant's financial hardship.

(b)	Maximum Number of Outstanding Loans: A Participant may not have more than 3 outstanding loans at any time. A Participant with 3 outstanding loans may not apply for another loan until one of the existing loans is repaid and may not refinance an existing loan.

(c)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 15 years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

(e)	Effect of Termination of Employment: Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing.

(f)	An Employee is not eligible for a loan until he is eligible to participate in the Plan.

(g)	The Plan will not accept, a Direct Rollover of a loan from the plan of a Participant’s former employer. A Participant may not request a Direct Rollover of the loan note.

(h)	Refinancing is not permitted under the Plan.

12.9	Loans Granted Prior to Amendment

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1	Age 59 1/2 Withdrawals

A Participant who is employed by an Employer or a Related Company and who has attained age 59  1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

(a)	his Tax-Deferred Contributions Sub-Account.

(b)	his After-Tax Contributions Sub-Account.

(c)	his Rollover Contributions Sub-Account.

(d)	his Prior Employer Contributions Sub-Account.

13.2	Overall Limitations on In-Service Withdrawals

In-Service withdrawals, which are not 59  1/2 withdrawals or hardship withdrawals, made pursuant to this Article, shall be subject to the following conditions and limitations:

(a)	Only one In-Service withdrawal may be made a Plan Year.

(b)	In-Service withdrawals may be made from the following Sub-Accounts:

(i)	his After-Tax Contributions Sub-Account.

(ii)	his Rollover Contributions Sub-Account.

(iii)	his Prior Employer Contributions Sub-Account.

(c)	A Participant must apply for an In-Service withdrawal on the form the Administrator may prescribe.

(d)	Withdrawals may be made effective as soon as administratively practicable after the Administrator’s receipt of a withdrawal application which meets the criteria of this Section.

13.3	Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

(a)	his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

(b)	his After-Tax Contributions Sub-Account.

(c)	his Rollover Contributions Sub-Account.

(d)	his Prior Employer Contributions Sub-Account.

13.4	Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post secondary education for the Participant, or the Participant's spouse, child, or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof)

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence

(e)	payment of funeral or burial expenses for the Participant's deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof)

(f)	expenses for the repair of damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit)

(g)	other similar events or expenses determined to be an immediate and heavy financial needs by the Administrator, which could include for example, payments for emergency travel expenses; payments for child custody or dependent sponsorship fees and expenses; expenses for repairs of damage to Participant’s principal residence; or payments necessary to prevent utility shut-off or similar immediate housing needs.

13.5	Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and one non-taxable loan currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant's Tax-Deferred Contributions and the Participant's Elective Contributions and Employee Contributions, as defined in Article I, under this plan shall be suspended for at least 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

13.6	Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Any Hardship withdrawal application based on Section 13.4 (g) above must be approved by the Administrator. The determination of whether approval of a Hardship withdrawal application is necessary to satisfy an immediate and heavy need of the Participant shall be made by the Administrator on the basis of all relevant facts and circumstances.

(c)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application for withdrawals based on Section 13.4(g) or as soon as administratively practicable after the receipt of the Hardship withdrawal application for all other hardship requests.

(d)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

13.7	Order of Withdrawal from a Participant's Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged pro rata against the Investment Funds in that Sub-Account.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the record-keeper.

ARTICLE XV

DISTRIBUTIONS

15.1	Distributions to Participants

A Participant whose Settlement Date occurs is entitled to receive a distribution of his vested interest in his Account, in the form provided under Article XVI or the Addendum as appropriate, beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later, unless the Participant elects to defer such distribution.

A distribution of a Participant's Money Purchase Contributions Sub-Account must commence by the later of his Normal Retirement Date or Settlement Date. In all events, distribution to a Participant during his lifetime must commence no later than his Required Beginning Date in accordance with Section 15.4.

15.2	Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a)	If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b)

If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age 70  1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3	Cash Outs and Participant Consent

Except as allowed in Article XIII, a Participant whose Settlement Date has not occurred will not be able to request a Cash Out until his Settlement Date, unless required under Section 15.4.

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $1,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover if Participant elects to have this paid as a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant's vested interest in his Account exceeds $1,000 and his Settlement Date has occurred, distribution shall not commence to such Participant prior to the later of his Normal Retirement Date or the date he attains age 62 without the Participant's written consent and, if the Participant is married and his Account is subject to the “automatic annuity” provisions of the Addendum, the written consent of his spouse. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the spouse cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant's Account is subject to the “automatic annuity” provisions specified in the Addendum, the Participant's vested interest in his Account shall be deemed to exceed $1,000 if the Participant's Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $1,000.

15.4	Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any legal, mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8	Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within two years after the Administrator has received a request for distribution and the Administrator either (i) can not locate the Participant or, (ii) if applicable can not locate a Beneficiary that benefit, in the discretion of the Administrator, can be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

Any amount forfeited under this Section shall reduce the Discretionary Contribution or reinstate the benefits of Eligible Employees who are entitled to have previous Service bridged in accordance with Section 1.1.

15.9	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an Alternate Payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI

FORM OF PAYMENT

16.1	Applicability

Subject to the provisions of the Addendum regarding prior protected forms of payment, the provisions of this Article shall apply to all Participants and Beneficiaries eligible to receive a distribution under the Plan.

16.2	Form of Payment

Subject to the requirements of Addendum 1, distribution of all Sub-Accounts other than a Participant’s Money Purchase Contribution Sub-Account, shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment.

16.3	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a). Also, with respect to any non-spouse “qualified distributee”, such “eligible retirement plan” shall mean an individual retirement account treated as an inherited individual retirement account.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	the portion of any distribution that consists of the Participant's After-Tax Contributions.

(iii)	any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the “qualified distributee” or the joint lives or life expectancies of the “qualified distributee” and the “qualified distributee's” designated beneficiary, or for a specified period of ten years or more.

(iv)	any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.

(v)	outstanding loan balances.

(c)	A “qualified distributee” means a Participant, Beneficiary, his surviving spouse, or his spouse or former spouse who is an Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.4	Notice Regarding Form of Payment

Within the 60-day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to a distribution, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant's Account may commence within a reasonable period after receiving a proper distribution request if the Participant, after receiving the notice, affirmatively elects an early distribution.

16.5	Distribution in the Form of Company Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his Account is invested in Company stock on the date distribution is to be made to a Participant, the Participant may elect to receive distribution of such Account in the form of Company stock.

ARTICLE XVII

BENEFICIARIES

17.1	Designation of Beneficiary

An unmarried Participant's Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date.

A married Participant's designation of a Beneficiary shall be subject to the Qualified Pre-retirement Survivor Annuity provisions described in the Addendum.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII

ADMINISTRATION

18.1	Powers and Duties of Administrative Committee

Except as otherwise provided in this Article XVIII, the Administrative Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Administrative Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article, the Administrative Committee shall have the following discretionary authorities:

(a)	To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

(b)	To prescribe procedures and regulations to be followed by Participants or beneficiaries with respect to the filing of elections, requests, applications for benefits, consents and waivers, which procedures and regulations may include the utilization of telephone voice response, internet or intranet systems or other electronic media as an equivalent means for filing written paper documents.

(c)	To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan and a Participant’s or beneficiary’s rights hereunder, which manner may include utilization of a telephone voice response, internet or intranet system, or other electronic media as an equivalent means for filing written paper documents.

(d)	To request and receive from each Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

(e)	To furnish the Sponsor upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

(f)	To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

(g)	To fix and determine the respective amounts payable by the Employers pursuant to Article VI (Employer Contributions).

(h)	To take such action not included within responsibilities allocated to the Board of Directors, the Investment Committee, or the Trustee under the provisions of the Plan as may be needed to carry out the orderly administration of the Plan.

(i)	To determine all questions relating to the eligibility, benefits and other rights of employees, Participants and beneficiaries under the Plan.

(j)	To allocate fiduciary responsibilities (other than Trustee responsibilities) among its members and to designate other persons to carry out nonfiduciary and fiduciary responsibilities (other than Trustee responsibilities).

(k)	To take such action as it deems appropriate to correct any errors or omissions with respect to the administration of the Plan, including but not limited to causing to be allocated from future Contributions to the Trust Fund or causing distributions from the Trust Fund to be withheld, accelerated or adjusted in order to accord to a Participant or beneficiary the allocations to his Accounts or distributions therefrom to which he is entitled under the Plan.

18.2	Powers and Duties of the Investment Committee

(a)	Except for responsibilities retained by the Board of Directors of the Sponsor, the Investment Committee shall have the responsibility to (i) review investment performance of the Trust Fund; (ii) establish investment Funds pursuant to Section 8.2; (iii) direct the Trustee with regard to the investment of assets; and (iv) such other responsibilities as may be delegated to it by the Board of Directors or pursuant to the Plan or trust agreement.

(b)	In connection with these responsibilities, the Investment Committee shall have the following powers and duties:

(i)	to establish investment guidelines and objectives for the investment of the Trust Fund and each investment Fund as a part thereof, including, but not by way of limitation, the establishment of additional investment funds or the consolidation of one or more of the existing funds;

(ii)	to review the performance of and appoint and dismiss the Trustee;

(iii)	to receive, review and retain (as it deems convenient or proper) reports of the investments and the receipts and disbursements of the Trust Fund from the Trustee and/or any Investment Managers; and

(iv)	to manage the investment of any assets for which the Investment Committee serves as investment advisor.

(c)	The Investment Committee may, subject to periodic review, (i) allocate or delegate among its members certain powers, (ii) authorize one or more of its members or an agent to execute or deliver any instruments or make payment on the Investment Committee’s behalf, and (iii) utilize the services of agents and employ persons to perform ministerial, clerical, record-keeping, consulting or legal services to assist the Investment Committee in the performance of its duties.

(d)	The Investment Committee shall maintain records and accounts showing the fiscal transactions and performance evaluations of the Trust Fund. At least annually, the Investment Committee shall submit to the Board a report regarding the operation of the Trust during the past year and shall also submit such other reports as the Board shall request.

18.3	Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

18.4	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor's board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.5	Claims Review Procedure

(a)	Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Administrative Committee, may file a claim in writing with the Administrative Committee.

(b)	The Administrative Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

(i)	the specific reason or reasons for the denial;

(ii)	specific references to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	an explanation of the Plan’s claim review procedure.

(c)	A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

(i)	submit a written request for review to the Administrative Committee;

(ii)	review pertinent documents; and

(iii)	submit issues and comments in writing.

(d)	The Administrative Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

(e)	The 90-day and 60-day periods described in subsections (b) and (d) above, respectively, may be extended at the discretion of the Administrative Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

(f)	Participants and beneficiaries shall not be entitled to challenge the Administrative Committee’s determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Administrative Committee’s decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others. Further, no legal actions may be commenced with respect to a request by Participant or Participant’s beneficiary for benefits later than two (2) years after the Participant or Participant’s beneficiary originally filed his claim for benefits.

18.6	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.7	Indemnification

In addition to whatever rights of indemnification the members of the Sponsor's board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.4, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons' gross negligence or willful misconduct.

18.8	Actions Binding

Subject to the provisions of Section 18.5, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1	Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2	Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries, unless all distribution obligations Participants and Beneficiaries have been met. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3	Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)

All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), or (IV) of sub-paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5	Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. Upon the withdrawal of an Employer, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be allocated among Participants' Accounts.

Notwithstanding the foregoing, administrative expenses that are incurred directly with respect to an individual Participant's Account will be allocated to that Account.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state of Illinois, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12	Trust Agreement

A Trust has been established by the execution of the Trust Agreement and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

21.13	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15	Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19	Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.20	Notification of Addresses

Each Participant and each beneficiary eligible for benefits under this Plan shall file with the Administrative Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrative Committee, or if no such address was filed with the Administrative Committee, then to the last post office address of the Participant or beneficiary as shown on an Employer’s records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Administrative Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary, nor shall any Employer, Committee, director, officer, employee or agent of any of them be liable for any loss, cost or expense associated with any Participant’s or beneficiary’s failure to so file such Participant’s or beneficiary’s address with the Administrative Committee.

21.21	Instructions and Elections

Any instructions or elections required to be made by a Participant in writing under this Plan shall be made in such form and manner (which may include electronic format) as prescribed by the Committee. The Committee shall not be obligated to act with respect to any instructions or elections until receipt thereof in the prescribed form and manner. The Committee shall take or cause to be taken appropriate action with respect to such instructions or elections as soon as administratively feasible after receipt thereof in the prescribed form and manner.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1	Definitions

For purposes of this Article XXII, the definitions of terms used in this Article are found in Section 1.1.

22.2	Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a Top-Heavy Plan as hereinafter defined.

22.3	Minimum Employer Contribution

If the Plan is determined to be a Top-Heavy Plan for a Plan Year, the Employer Contributions, other than Matching Contributions, allocated to the Account of each Non-key Employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such Top-heavy Plan Year shall be no less than the lesser of (i) three percent of his Top Heavy Compensation or (ii) the largest percentage of Top Heavy Compensation that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any Key Employee; except that, in the event the Plan is part of a Required Aggregation Group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such Non-key Employee shall be three percent of the Top Heavy compensation of such Non-key Employee. Any minimum allocation to a Non-key Employee required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of Top Heavy Compensation, or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered Annual Additions under Article VII for the Limitation Year for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

*            *            *

EXECUTED AT TELLABS, this 29th day of August, 2007.

TELLABS OPERATIONS, INC.

By:	/s/ Kyle Matthews
Title:	Vice President, Human Resources

ADDENDUM

TELLABS 401(K) PLAN

Re: Protected Prior Annuity Form of Payment

A.1	Applicability

Notwithstanding any other provision of the Plan to the contrary, the following provisions apply with respect to Participants who have accounts attributable to amounts transferred to the Plan from the Tellabs Retirement Plan (the “Spin-off Plan”) to the Plan. The term “Participant” when used in this Addendum refers only to a Participant who satisfies the requirements described herein. The provisions of this Addendum apply only to that portion of a Participant's Account that is attributable to the Participant's Money Purchase Contributions. The term “Account” when used in this Addendum refers only to that portion of a Participant's Account described in the preceding sentence.

A.2	Definitions

For purposes of this Article, the following terms have the following meanings:

The “automatic annuity form” means the form of annuity that will be purchased on behalf of a Participant.

A “qualified election” means an election that is made during the “qualified election period”. A “qualified election” of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant's spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the notarized written consent of the Participant's spouse, if any. A Participant's spouse will be deemed to have given written consent to the Participant's election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a notary public. In addition, the spouse's written consent must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the spouse's further consent. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

Notwithstanding the above, the consent of a Participant’s spouse to the waiver of a Qualified Joint and Survivor Annuity shall not be required if the Participant was not married throughout the one-year period ending on his Benefit Payment Date. A Participant who marries within one year before his Benefit Payment Date and is married to such spouse for a one-year period ending prior to his death shall be deemed to have been married throughout the one-year period ending on his Benefit Payment Date.

The “qualified election period” with respect to the “automatic annuity form” means the 90-day period ending on a Participant's Benefit Payment Date. The “qualified election period” with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a “qualified election” designating a Beneficiary other than his spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A.3	Normal Form of Payment

Subject to A.5, unless a Participant, or his Beneficiary, if the Participant has died, elects the form of payment provided under Article XVI, distribution shall be made to the Participant, or his Beneficiary, as the case may be, through the purchase of a single premium, nontransferable annuity contract for such term as the Participant, or his Beneficiary, as the case may be, shall select, subject to the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Article; provided, however, that a Participant's Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual. The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

A.4	Change of Election

Subject to the automatic annuity requirements of this Addendum, a Participant or Beneficiary who has elected a form of payment provided under Article XVI may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

A.5	Automatic Annuity Requirements

Distribution shall be made to a Participant through the purchase of an annuity contract that provides for payment in one of the following “automatic annuity forms”, unless the Participant elects the optional form of payment provided in Article XVI.

(a)	The “automatic annuity form” for a Participant who is married on his Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b)	The “automatic annuity form” for a Participant who is not married on his Benefit Payment Date is the Single Life Annuity.

A Participant's election of an annuity other than the “automatic annuity form” or of the optional form of payment shall not be effective unless it is a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity. A Participant may only change his election of a form of payment pursuant to a “qualified election”; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

A.6	Qualified Preretirement Survivor Annuity Requirements

If a married Participant dies before his Benefit Payment Date, his spouse shall receive distribution of the value of the Participant's vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under this Article instead of in the Qualified Preretirement Survivor Annuity form. A married Participant may only designate a non-spouse Beneficiary to receive distribution of his Account pursuant to a “qualified election”.

A.7	Notice Regarding Forms of Payment

The explanation provided to a Participant pursuant to Article XVI, shall include a description of the annuity form of payment available under the Addendum, including a written explanation of (i) the terms and conditions of the “automatic annuity form”, (ii) the Participant's right to choose a form of payment other than the “automatic annuity form” or to revoke such choice, and (iii) the rights of the Participant's spouse.

The Administrator shall provide such explanation within the 60-day period ending 30 days before the Participant's Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant's Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his spouse's written consent, if necessary, (iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

In addition, the Administrator shall provide a Participant with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a)	the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35; or

(b)	if an individual becomes a Participant after attaining age 32, no later than the end of the second Plan Year following the date such individual becomes a Participant;

provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.

APPENDIX TO

TELLABS 401(K) PLAN

Re: Minimum Distribution Requirements

SECTION I

DEFINITIONS

1.1	Definitions

For purposes of this Appendix the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.

A Participant's “designated beneficiary” means the individual who is designated as the Participant's Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Appendix. The required minimum distribution for the Participant's first “distribution calendar year” will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year”.

A Participant's or Beneficiary's “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

A “Participant's account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

SECTION II

GENERAL RULES

2.1	Effective Date

The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.2	Precedence

The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.

2.3	Requirements of Treasury Regulations Incorporated

All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

SECTION III

TIME AND MANNER OF DISTRIBUTION

3.1	Required Beginning Date

A Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

3.2	Death of Participant Before Distributions Begin

If a Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)

If the Participant's surviving spouse is the Participant's sole “designated beneficiary”, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70  1/2, if later.

(b)	If the Participant's surviving spouse is not the Participant's sole “designated beneficiary”, then distributions to the “designated beneficiary” will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year following the calendar year of containing the first anniversary of the Participant's death.

(d)	If the Participant's surviving spouse is the Participant's sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 3.2, other than Section 3.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 3.2 and Section V, unless Section 3.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 3.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 3.2(a)), the date distributions are considered to begin is the date distributions actually commence.

3.3	Forms of Distribution

Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first “distribution calendar year”, distributions will be made in accordance with Sections IV and V of this Appendix. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

SECTION IV

REQUIRED MINIMUM DISTRIBUTIONS

DURING PARTICIPANT'S LIFETIME

4.1	Amount of Required Minimum Distribution For Each Distribution Calendar Year

During the Participant's lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(a)	the quotient obtained by dividing the “Participant's account balance” by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the “distribution calendar year”; or

(b)	if the Participant's sole “designated beneficiary” for the “distribution calendar year” is the Participant's spouse, the quotient obtained by dividing the “Participant's account balance” by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the “distribution calendar year”.

4.2	Lifetime Required Minimum Distributions Continue Through Year of Participant's Death

Required minimum distributions will be determined under this Section IV beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant's date of death.

SECTION V

REQUIRED MINIMUM DISTRIBUTIONS

AFTER PARTICIPANT'S DEATH

5.1	Death On or After Date Distributions Begin

If a Participant dies on or after the date distributions begin, the following rules shall apply.

(a)	If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant's death is the quotient obtained by dividing the “Participant's account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant's “designated beneficiary”, determined as follows:

(i)	The Participant's remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant's surviving spouse is the Participant's sole “designated beneficiary”, the remaining “life expectancy” of the surviving spouse is calculated for each “distribution calendar year” after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For “distribution calendar years” after the year of the surviving spouse's death, the remaining “life expectancy” of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)	If the Participant's surviving spouse is not the Participant's sole “designated beneficiary”, the “designated beneficiary's” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b)	If there is no “designated beneficiary” as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant's death is the quotient obtained by dividing the “Participant's account balance” by the Participant's remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

5.2	Death Before Date Distributions Begin

If the Participant dies before the date distributions begin, the following rules shall apply:

(a)	If there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant's death is the quotient obtained by dividing the “Participant's account balance” by the remaining “life expectancy” of the Participant's “designated beneficiary”, determined as provided in Section 5.1 of this Appendix.

(b)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the first anniversary of the Participant's death.

(c)	If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 3.2(a) of this Appendix, this Section 5.2 will apply as if the surviving spouse were the Participant.

TELLABS 401(K) PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2007

Pursuant to resolutions made by the Board of Directors of Tellabs Operations, Inc. on April 3, 2006, the attached restatement of the Tellabs 401(k) Plan, is hereby adopted in accordance with the authorizations and directions of such resolutions.

TELLABS OPERATIONS, INC.

By:	/s/ Kyle Matthews

Kyle Matthews Its: VP, Human Resources